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January 21, 2000




GE Funds
3003 Summer Street
Stamford, Connecticut 06905

Ladies and Gentlemen:

We have acted as counsel to GE Funds (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, in connection with the preparation of Post-Effective Amendment No. 30 of the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (SEC File No. 33-51308), and Amendment No. 32 under the Investment Company Act of 1940, as amended (SEC File No. 811-7142) (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the offer and sale of an indefinite number of shares of beneficial interest of the Trust.

We have examined copies of (1) the Trust's Declaration of Trust, as amended (the "Declaration"), (2) the Instrument Evidencing Establishment and Designation of Series of Shares of Beneficial Interest, establishing and designating the Funds,
(3) the Establishment and Designation of Classes, establishing and designating four classes of shares of each Fund, (4) the Trust's By-Laws, and (5) other records and documents that we have deemed necessary for the purposes of providing the opinion stated below. We have also examined such other documents, statutes and authorities as we have deemed necessary to form a basis for that opinion.

In our examination of the materials described above, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

Based upon and subject to the foregoing, we are of the opinion that the shares of beneficial interest of each Fund, when issued and sold in accordance with the

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GE Funds
January 21, 2000
Page 2



Declaration will be legally issued, fully paid and non-assessable, except that shareholders of the Trust may under certain circumstances be held personally liable for the obligations of the Trust.

We consent to the filing of this letter as an exhibit to the Registration Statement; the reference to us in the Statement of Additional Information included as part of the Registration Statement; and the filing of this letter as an exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration of the Trust or the shares of the Funds under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in The Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of The Commonwealth of Massachusetts, such opinion should be understood to be based solely upon the opinion of Bingham Dana LLP, a copy of which is attached to this opinion.


Very truly yours,

/s/ Willkie Farr & Gallagher




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                                January 21, 2000


Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019-6099

      Re: GE Funds


Ladies and Gentlemen:

      We have acted as special Massachusetts counsel for GE Funds (the "Trust"), a Massachusetts business trust created under a written Declaration of Trust dated August 10, 1992, as amended from time to time.

      In connection with this opinion, we have examined the following described documents:

      (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

      (b) a copy, as filed with the Secretary of State of the Commonwealth of Massachusetts of the Trust's Declaration of Trust and all amendments thereto, including instruments establishing and designating series of shares and establishing and designating classes of shares (the "Declaration of Trust"); and

      (c) A certificate executed by an appropriate officer of the Trust certifying as to the Trust's Declaration of Trust and By-Laws and certain votes of the Trustees of the Trust authorizing the issuance of an indefinite number of shares of beneficial interest of such Trust (the "Shares").

      In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

      This opinion is based entirely on our review of the documents listed above. We have made no other review or investigation of any kind whatsoever, and we have

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Wilkie Farr & Gallagher
January 21, 2000
Page 2


assumed, without independent inquiry, the accuracy of the information set forth in such documents.

      This opinion is limited solely to the laws of the Commonwealth of Massachusetts (other than the Massachusetts Uniform Securities Act, as to which we express no opinion) as applied by courts in such Commonwealth.

      We understand that all of the foregoing assumptions and limitations are acceptable to you.

      Based upon and subject to the foregoing, please be advised that it is our opinion that:

      1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

      2. The Shares, when issued and sold in accordance with the Declaration of Trust, will be legally issued, fully paid and non-assessable, except that shareholders of the Trust may under certain circumstances be held personally liable for the obligations of the Trust.

      We understand that Willkie Farr & Gallagher will rely on this opinion in order to prepare an opinion to the Trust, which will be filed with the Securities and Exchange Commission. We hereby consent to such use and filing of this opinion.


                                    Very truly yours,

				    /s/ Bingham Dana LLP

                                    BINGHAM DANA LLP